SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 31, 2011

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York		10286
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)(c) On August 31, 2011, the Board of Directors (the “Board”) of The Bank of New York Mellon Corporation (the “Registrant”) elected Gerald L. Hassell to succeed Robert P. Kelly as Chairman and Chief Executive Officer of the Registrant, effective as of Mr. Kelly’s resignation as an officer and director of the Registrant on August 31, 2011.

The Registrant entered into a letter agreement with Mr. Kelly with respect to the terms of his resignation. The letter agreement provides that Mr. Kelly will receive the benefits to which he is contractually entitled on a termination other than for cause. Mr. Kelly’s contractual arrangements include the following: severance of $2 million; a pro rata bonus opportunity (the prorated target value is $4 million, although the ultimate value will be based on performance determined after year-end); vesting of certain equity awards for past service (based on the August 31, 2011 closing price, restricted stock vested is valued at about $11.2 million and all options were out of the money). Mr. Kelly also continues to be entitled to a vested supplemental pension annuity (valued at about $16.6 million based on current interest rates and assumptions). The letter agreement with Mr. Kelly is attached as Exhibit 10.1 and is incorporated herein by reference. These benefits will result in a charge of approximately $22 million in the third quarter, a substantial portion of which is an acceleration of future expenses.

Mr. Hassell, 59, will continue to serve as President and as a director of the Registrant. Mr. Hassell has served as the Registrant’s President since the merger of The Bank of New York Company, Inc. (“BNY Co.”) and Mellon Financial Corporation into the Registrant on July 1, 2007. Prior to the merger, Mr. Hassell served as President and a director of BNY Co. Since joining BNY Co.’s Management Development Program more than three decades ago, Mr. Hassell has held a number of key leadership positions within the company in securities servicing, corporate banking, credit, strategic planning and administration services.

A copy of the press release announcing the event described above is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit Number	Description

10.1	Letter Agreement between Robert P. Kelly and the Registrant, dated August 31, 2011.

99.1	The Bank of New York Mellon Corporation Press Release dated August 31, 2011 announcing the matter referenced in Item 5.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: September 2, 2011	By:	/s/ Arlie R. Nogay
	Name:	Arlie R. Nogay
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Letter Agreement between Robert P. Kelly and the Registrant, dated August 31, 2011.	Filed herewith

99.1	Press release dated August 31, 2011.	Filed herewith